Exhibit 10.46

SCHEDULE TO FORM OF AGREEMENT ENTERED INTO

WITH CERTAIN EXECUTIVE OFFICERS

Executive Officer	Title
Cox, M.*	Chief Executive Officer
Wine, J.*	SVP, Chief Financial Officer
O’Rourke, K.*	SVP, Chief Legal Officer
Hoppes, D.	SVP, Ocean Services
Forest, R.	SVP, Operations
Angoco, V.	SVP, Pacific & EVP, MTI
Weis, P.	SVP, CIO
Gonzales, Y.	VP, Human Resources
Rolfe, R.	EVP, Matson Logistics

* Participants in previous CIC plan